Exhibit 99.01

NOTICE OF BLACKOUT PERIOD
TO DIRECTORS AND EXECUTIVE OFFICERS OF MONEYGRAM INTERNATIONAL, INC.

March 19, 2008

On February 8, 2008, Fiduciary Counselors Inc. (“Fiduciary”) was appointed as the independent fiduciary of the MoneyGram International, Inc. Stock Fund (the “Fund”) in the MoneyGram International, Inc. 401(k) Plan (the “Plan”) to ensure that decisions regarding the common stock, $0.01 par value per share, of MoneyGram International, Inc. (“Common Stock”) held by the Plan are made solely in the interests of Plan participants and beneficiaries and to avoid any real or perceived conflict of interest in connection with these decisions.

As of March 14, 2008, Fiduciary determined that permitting participants to make new investments in the Fund was no longer consistent with the Employee Retirement Income Security Act of 1974. Fiduciary made this decision due to the uncertainty about the proposed recapitalization of MoneyGram International, Inc. (the “Company”) and the Company’s announcement that it would not be able to file its Annual Report on Form 10-K for the year ended December 31, 2007 (“2007 Form 10-K”) with the United States Securities and Exchange Commission (the “SEC”) until the completion of such recapitalization (the “Recapitalization”), as more particularly described in Amendment No. 1 to Form 12b-25, which the Company filed with the SEC on March 13, 2008 (the “Filing”).

As a result, commencing on March 14, 2008, new investment transfers into Common Stock through the Fund by participants in the Plan have been suspended. However, participants continue to be allowed to make all other Plan transactions, including distributions, loans and transfers out of the Fund. Once the Company has filed its 2007 Form 10-K with the SEC and the Recapitalization occurs, Fiduciary will determine whether new investment transfers into the Fund should be permitted. The Company indicated in the Filing that it anticipated that the 2007 Form 10-K would be filed with the SEC promptly after the funding of the Recapitalization.

There is a blackout period with respect to you, the beginning date of which is March 14, 2008 and the ending date of which is not currently known (the “Blackout Period”). You will be promptly notified of the ending date of the Blackout Period.

As a director or an executive officer of the Company, you are prohibited from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring any Common Stock or other equity or derivative security of the Company acquired in connection with your service or employment as a director or executive officer of the Company during the Blackout Period. All shares held by you are presumed to be acquired in connection with your service or employment as a director or executive officer of the Company.

Any profit you realize from any non-exempt transaction involving Common Stock during the Blackout Period is recoverable by the Company. In addition, you are subject to civil and criminal penalties if you violate the Blackout Period restrictions. You should not engage in any transaction in Common Stock during the Blackout Period. Accordingly, during the Blackout Period, you may not purchase, sell or otherwise acquire or transfer any Common Stock or exercise any stock options.

This notice is being provided to you pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 (“SOX”) and Rule 104 of Regulation BTR of the Securities Exchange Act of 1934 (“Regulation BTR”). In accordance with Section 306(a) of SOX and Rule 104(b)(2)(ii) of Regulation BTR, the Company determined that it was unable to provide you with advance notice of the Blackout Period.

If you have any questions regarding this notice or would like confirmation of the actual ending date of the Blackout Period, please contact Teresa H. Johnson, Secretary, at MoneyGram International, Inc., 1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota 55416 or by telephone at (952) 591-3000.

MoneyGram International, Inc.

By: /s/ Teresa H. Johnson
Name: Teresa H. Johnson
Title: Executive Vice President, General Counsel and Secretary